Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-275902 and 333-268005) and Form F-3 (No. 333-279869) of SatixFy Communications Ltd. ("the Company") of our report dated March 31, 2025, relating to the consolidated financial statements of the Company for the year ended December 31, 2024 which appears in this Annual Report on Form 20-F.

Our report contains an explanatory paragraph regarding the Company's ability to continue as going concern.

Tel Aviv, Israel April 1, 2025	/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm